UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2024

Entero Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37853	46-4993860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 502 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 589-7020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENTO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed in Entero Therapeutics, Inc.’s (the “Company”) Current Report on Form 8-K filed with the SEC on August 7, 2024, on August 2, 2024, the Company’s subsidiary, ImmunogenX, LLC (“ImmunogenX”), received a Notice of Default (the “Notice”) relating to that certain Credit Agreement, dated as of October 3, 2022 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”) by and among Mattress Liquidators, Inc. (the “Lender”) and ImmunogenX, Inc., the predecessor entity of ImmunogenX. The Notice informed ImmunogenX that one or more events of default under the Credit Agreement were existing and continuing. Such outstanding Events of Default alleged by Lender included ImmunogenX suffering an adverse change in its financial condition which would reasonably be expected to have a Material Adverse Effect (as defined in the Credit Agreement) (the “MAE Default”). The Notice additionally indicated that, as a result of the MAE Default, pursuant to the terms of Section 8.3 of the Credit Agreement, (a) the outstanding principal balance of the loan made under the Credit Agreement, all interest and fees related thereto, and all other outstanding obligations were accelerated and declared immediately due and payable, and that Lender demanded immediate payment of all obligations, and (b) Lender increased the effective interest rate to the Default Rate (as defined in the Credit Agreement).

On August 29, 2024, after discussions with Lender, ImmunogenX received a letter (the “Letter”) from Lender informing ImmunogenX that at this time, Lender is suspending the MAE Default. The Letter additionally provided that Lender’s suspension of the MAE Default is not, and shall not be construed as, a waiver of the MAE Default and Lender expressly reserves all rights with respect to its enforcement of the MAE Default.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entero Therapeutics, Inc.

September 3, 2024	By:	/s/ James Sapirstein
	Name:	James Sapirstein
	Title:	Chief Executive Officer